Exhibit 4.3(a)
EXECUTION VERSION
THE CIT GROUP/BUSINESS CREDIT, INC.
30 S. Wacker Drive, 30th Floor
Chicago, IL 60606
April 18, 2007
Allied Holdings, Inc.
160 Clairemont Avenue
Decatur, GA 30030
Re: Amendments to Credit Agreement
Ladies and Gentlemen:
Reference is hereby made to the Secured Super-Priority Debtor in Possession and Exit Credit and Guaranty Agreement, dated as of March 30, 2007 (the “Credit Agreement”), by and among Allied Holdings, Inc. (“Holdings”), Allied Systems, Ltd. (L.P.) (“Systems” and, together with Holdings, "Borrowers”), certain subsidiaries of Borrowers, the lenders party thereto from time to time, Goldman Sachs Credit Partners L.P., as Syndication Agent (“GSCP”), and The CIT Group/Business Credit, Inc., as Administrative Agent (“CIT”). Terms defined in the Credit Agreement are used herein as defined therein.
Pursuant to Section 5.18(b) of the Credit Agreement, Borrowers agreed to deliver to Syndication Agent an updated business plan in form and substance satisfactory to Syndication Agent by no later than April 4, 2007. Borrowers have requested that CIT and GSCP extend the date of delivery of the business plan to April 9, 2007, and each of CIT and GSCP, as the sole Lenders under the Credit Agreement, have agreed to extend the date of delivery of the business plan to April 9, 2007. In furtherance thereof, the parties hereto agree to amend Section 5.18(b) by deleting the reference to “April 4, 2007” and inserting in lieu thereof “April 9, 2007”. The Syndication Agent acknowledges and agrees that Borrowers delivered a satisfactory updated business plan to the Syndication Agent on April 9, 2007.
The parties hereto also agree to amend the definition of “Permitted Acquisition” set forth in Section 1.1 of the Credit Agreement as follows:
     (i) Clause (iv) is hereby amended in its entirety to read as follows:
     “(iv) the Interest Coverage Ratio on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 5.1(b) or (c) (as determined in accordance with Section 6.7(e)) shall be no less than the correlative ratio indicated:

Fiscal	Interest Coverage
Quarter Ending	Ratio
June 30, 2007	1.15:1.00
September 30, 2007	1.35:1.00

Allied Holdings, Inc.
April 18, 2007

Fiscal	Interest Coverage
Quarter Ending	Ratio
December 31, 2007	1.55:1.00
March 31, 2008	1.75:1.00
June 30, 2008	2.00:1.00
September 30, 2008	2.25:1.00
December 31, 2008	2.25:1.00
March 31, 2009	2.25:1.00
June 30, 2009	2.50:1.00
September 30, 2009	2.50:1.00
December 31, 2009	2.50:1.00
March 31, 2010	2.50:1.00
June 30, 2010	2.50:1.00
September 30, 2010	2.50:1.00
December 31, 2010	2.50:1.00
Thereafter	3.00:1.00”

          (ii) Clause (v) is hereby amended in its entirety to read as follows:
     “(v) the Leverage Ratio on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 5.1(b) or (c) (as determined in accordance with Section 6.7(e)) shall be no greater than the correlative ratio indicated:

Fiscal
Quarter Ending	Leverage Ratio
June 30, 2007	6.25:1.00
September 30, 2007	5.50:1.00
December 31, 2007	4.75:1.00
March 31, 2008	4.25:1.00
June 30, 2008	3.50:1.00
September 30, 2008	3.25:1.00
December 31, 2008	3.25:1.00
March 31, 2009	3.00:1.00
June 30, 2009	3.00:1.00
September 30, 2009	3.00:1.00
December 31, 2009	3.00:1.00
March 31, 2010	3.00:1.00
June 30, 2010	3.00:1.00
September 30, 2010	3.00:1.00
December 31, 2010	3.00:1.00
Thereafter	2.50:1.00”

Allied Holdings, Inc.
April 18, 2007

The parties hereto also agree to amend Section 2.8 of the Credit Agreement by deleting clause (a) thereof in its entirety and inserting in lieu thereof the following:
          “Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:
          (i) in the case of Term Loans:
               (1) if a Base Rate Loan, at the Base Rate plus 2.50%; or
               (2) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus 3.50%;
          (ii) in the case of Revolving Loans:
               (1) if a Base Rate Loan, at the Base Rate plus 1.00%; or
               (2) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus 2.00%; and
          (iii) in the case of Swing Line Loans, at the Base Rate plus 1.00%.”
The parties hereto also agree to amend Section 2.11 of the Credit Agreement by deleting the reference to “0.50%” in clause (a) thereof and inserting in lieu thereof “0.375%”.
The parties hereto also agree to amend Section 6.7 of the Credit Agreement as follows:
          (i) Section 6.7(a) of the Credit Agreement is hereby amended in its entirety to read as follows:
     “(a) Interest Coverage Ratio. Holdings shall not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2007, to be less than the correlative ratio indicated:

Fiscal	Interest Coverage
Quarter Ending	Ratio
June 30, 2007	1.40:1.00
September 30, 2007	1.60:1.00
December 31, 2007	1.80:1.00
March 31, 2008	2.00:1.00
June 30, 2008	2.25:1.00
September 30, 2008	2.50:1.00
December 31, 2008	2.50:1.00
March 31, 2009	2.75:1.00
June 30, 2009	2.75:1.00
September 30, 2009	2.75:1.00
December 31, 2009	2.75:1.00
March 31, 2010	2.75:1.00

Allied Holdings, Inc.
April 18, 2007

Fiscal	Interest Coverage
Quarter Ending	Ratio
June 30, 2010	2.75:1.00
September 30, 2010	2.75:1.00
December 31, 2010	2.75:1.00
Thereafter	3.25:1.00”

          (ii) Section 6.7(b) of the Credit Agreement is hereby amended in its entirety to read as follows:
     “(b) Leverage Ratio. Holdings shall not permit the Leverage Ratio as of the end of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2007, to exceed the correlative ratio indicated:

Fiscal
Quarter Ending	Leverage Ratio
June 30, 2007	6.50:1.00
September 30, 2007	5.75:1.00
December 31, 2007	5.00:1.00
March 31, 2008	4.50:1.00
June 30, 2008	3.75:1.00
September 30, 2008	3.50:1.00
December 31, 2008	3.50:1.00
March 31, 2009	3.25:1.00
June 30, 2009	3.25:1.00
September 30, 2009	3.25:1.00
December 31, 2009	3.25:1.00
March 31, 2010	3.25:1.00
June 30, 2010	3.25:1.00
September 30, 2010	3.25:1.00
December 31, 2010	3.25:1.00
Thereafter	2.75:1.00”

          (iii) Section 6.7(d) of the Credit Agreement is hereby amended by deleting the reference to “$65,000,000” for Fiscal Year 2007 and inserting in lieu thereof “$67,000,000”.
          (iv) Section 6.7 of the Credit Agreement is hereby amended to insert a new clause (f) as follows:
     “(f) Certain Amendments. Notwithstanding anything to the contrary set forth herein, if the Exit Facilities Conversion Date occurs:
          (i) on or after June 1, 2007 and prior to July 1, 2007, then the ratios in subsections (a) and (b) of Section 6.7 of the Credit Agreement for any date through June 30, 2008 may be amended with the sole respective consents of the Borrowers and the Administrative Agent in order to account for

Allied Holdings, Inc.
April 18, 2007

the financial impact of the delayed implementation of revised labor and customer contracts of Borrowers and their Subsidiaries solely as a result of the Exit Facilities Conversion Date not occurring on or before May 31, 2007; or
          (ii) on or after July 1, 2007 and prior to October 1, 2007, then the ratios in subsections (a) and (b) of this Section 6.7 of the Credit Agreement for any date through September 30, 2008 may be amended with the sole respective consents of the Borrowers and the Administrative Agent in order to account for the financial impact of the delayed implementation of revised labor and customer contracts of Borrowers and their Subsidiaries solely as a result of the Exit Facilities Conversion Date not occurring on or before May 31, 2007.”
This letter may be executed in any number of counterparts, each of which when executed will be an original, and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of a signature page of this letter by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart hereof.
This letter shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder or any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Upon the effectiveness of this letter, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this letter. Except as specifically amended by this letter, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and performance of this letter shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.
This letter shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law (other than Section 5-1401 of the New York General Obligations Law).
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Allied Holdings, Inc.
April 18, 2007

Please indicate your agreement to the foregoing by the due execution of a counterpart of this letter agreement by a proper and duly authorized officer.
Very truly yours,

THE CIT GROUP/BUSINESS CREDIT, INC., as Administrative Agent and a Lender

By:

Name: Title:

GOLDMAN SACHS CREDIT PARTNERS L.P., as a Lender

By:

Authorized Signatory

ACKNOWLEDGED AND AGREED AS OF THE DATE ABOVE:

ALLIED HOLDINGS, INC.

By:

Thomas H. King Executive Vice President and Chief Financial Officer

ALLIED SYSTEMS, LTD. (L.P.)

		By:	Allied Automotive Group, Inc., its Managing General Partner

By:

Thomas H. King Executive Vice President and Assistant Treasurer

Allied Holdings, Inc.
April 18, 2007

ACE OPERATIONS, LLC AXIS NETHERLANDS, LLC

By:	AXIS Group, Inc., its Sole Member and Manager

By:

Thomas H. King Executive Vice President and Assistant Treasurer

AH INDUSTRIES INC.
ALLIED AUTOMOTIVE GROUP, INC.
ALLIED FREIGHT BROKER LLC
ALLIED SYSTEMS (CANADA) COMPANY
AXIS CANADA COMPANY
AXIS GROUP, INC.
COMMERCIAL CARRIERS, INC.
CORDIN TRANSPORT LLC
C T SERVICES, INC.
F.J. BOUTELL DRIVEAWAY LLC
GACS INCORPORATED
QAT, INC.
RMX LLC
TERMINAL SERVICES LLC
TRANSPORT SUPPORT LLC

By:

Thomas H. King Executive Vice President and Assistant Treasurer

AXIS ARETA, LLC LOGISTIC SYSTEMS, LLC LOGISTIC TECHNOLOGY, LLC

	By:	AX International Limited, its Sole Member and Manager

By:

Thomas H. King Executive Vice President and Assistant Treasurer